                                                                   Exhibit 10(b)

                                     CLEVELAND-CLIFFS INC HAS REQUESTED THAT THE
                                    MARKED PORTIONS OF THIS DOCUMENT BE ACCORDED
                                   CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2
                                       UNDER THE SECURITIES EXCHANGE ACT OF 1934



                       PELLET SALE AND PURCHASE AGREEMENT
                       ----------------------------------

         THIS AGREEMENT, entered into, dated and effective as of May 15, 2000 ("Agreement"), by and between THE CLEVELAND-CLIFFS IRON COMPANY, an Ohio corporation ("Iron"), CLIFFS MINING COMPANY, a Delaware corporation ("Mining"), NORTHSHORE MINING COMPANY, a Delaware corporation ("Northshore"), (Iron, Mining and Northshore being collectively referred to herein as "Cliffs"), and LTV STEEL COMPANY, INC., a New Jersey corporation ("LTV").

                                    RECITALS
                                    --------

         WHEREAS, Cliffs desires to sell to LTV and LTV desires to purchase from Cliffs certain quantities of grades of iron ore standard pellets as follows: (i) such grades of iron ore standard pellets being those produced at the Empire Iron Mining Partnership iron ore pellet plant ("Empire Pellets"), located in Palmer, Michigan ("Empire Mine"); (ii) such grades of iron ore standard pellets being those produced at the Hibbing Taconite Company Joint Venture iron ore pellet plant ("Hibbing Pellets"), located in Hibbing, Minnesota ("Hibbing Mine"); (iii) such grades of iron ore standard pellets being those produced at the Northshore Mining Company iron ore pellet plant ("Northshore Pellets"), located in Silver Bay, Minnesota ("Northshore Mine"); or (iv) such other pellet grades as may be mutually agreed to by the parties hereto (such Empire Pellets, Hibbing Pellets, Northshore Pellets, and other mutually agreed upon pellets collectively being referred to herein as "Cliffs Pellets"), all on the conditions contained herein.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, Iron, Mining, Northshore and LTV agree as follows:

SECTION 1 - DEFINITIONS.
------------------------

         The terms quoted in the above parentheses of the first introductory paragraph of this Agreement and the WHEREAS clause, other terms quoted throughout this Agreement, and the terms defined below in this Section 1 shall have the meanings assigned to them for purposes of this Agreement. Attached as Appendix I to this Agreement is a locator list of all defined terms used throughout the Agreement.

         (a). The words "LTV's Annual Equity Entitlements", as used herein, shall mean for any year the total tonnage of pellets which LTV or any subsidiary or affiliate of LTV is obligated or otherwise entitled to purchase, acquire or otherwise receive in any year by reason of LTV's direct or indirect ownership interest, as of January 1, 2000, in the (i) Empire Mine and (ii) LTV Steel Mining Company, a subsidiary of LTV, iron ore mine and pellet plant, located in Hoyt Lakes, Minnesota, and which tonnage is actually received by LTV or any subsidiary or affiliate of LTV.

         (b). The words "[* * * *] Annual Equity Entitlements", as used herein, shall mean for any year the total tonnage of pellets which [* * * *] or any subsidiary or affiliate of [* * * *] is obligated or otherwise entitled to purchase, acquire or otherwise receive in any year by reason of [* * * *] direct or indirect ownership interest, as of January 1, 2000, [* * * *], and which tonnage is actually received by [* * * *]or any subsidiary or affiliate of [* *
* *] and is subsequently sold to LTV in that year.

         (c). The words "LTV's Annual Excess Pellet Tonnage Requirements", as used herein, shall mean for any year a tonnage amount equal to: (i) LTV's total annual pellet tonnage requirements required for consumption in LTV's iron and steel making facilities in any year at LTV's Indiana Harbor Works, located in Indiana Harbor, Indiana ("Indiana

                                       2


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Harbor Works"), and LTV's Cleveland Works, located in Cleveland, Ohio
("Cleveland Works"), less (ii) LTV's Annual Equity Entitlements.

         (d). The word "pellets", as used herein, shall mean iron-bearing products obtained by the pelletizing of iron ore or iron ore concentrates, suitable for making iron in blast furnaces.

         (e). The word "ton", as used herein, shall mean a gross ton of 2,240 pounds avoirdupois natural weight.

         (f). The word "year", as used herein, shall mean a calendar year commencing on January 1 and ending December 31.

SECTION 2 - SALE AND PURCHASE/TONNAGE.
--------------------------------------

         (a). During the year 2000, Cliffs shall sell and deliver to LTV and LTV shall purchase and receive from Cliffs and pay for a tonnage of Cliffs Pellets which tonnage shall be equal to 100% of LTV's Annual Excess Pellet Tonnage Requirements for such year. LTV estimates that for the year 2000 LTV's Annual Excess Pellet Tonnage Requirements will be 600,000 tons and Cliffs agrees to sell Empire Pellets to satisfy LTV's Annual Excess Pellet Tonnage Requirements for the year 2000.

         (b). During the year 2001, Cliffs shall sell and deliver to LTV and LTV shall purchase and receive from Cliffs and pay for a tonnage of Cliffs Pellets which tonnage shall be equal to 100% of: (i) LTV's Annual Excess Pellet Tonnage Requirements for such year, less (ii) [* * * *] Annual Equity Entitlements. In the event in year 2001 LTV's Annual Excess Pellet Tonnage Requirements would be less than 2,700,000 tons, then LTV shall purchase and receive from Cliffs and pay for a tonnage of Cliffs Pellets equal


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to 63% of LTV's Annual Excess Pellet Tonnage Requirements in 2001.

         (c). During each of the years 2002 through 2009, and each year thereafter as long as this Agreement remains in effect, Cliffs shall sell and deliver to LTV and LTV shall purchase and receive from Cliffs and pay for a tonnage of Cliffs Pellets which tonnage shall be equal to 100% of: (i) LTV's Annual Excess Pellet Tonnage Requirements for each such year, less (ii)
[* * * *] Annual Equity Entitlements.

         (d). LTV currently operates two blast furnaces at the Indiana Harbor Works and three blast furnaces at the Cleveland Works. In the event LTV permanently shuts down one or more of LTV's currently operating blast furnaces, LTV agrees to use its reasonable best efforts to keep the pellet purchase percentage, effective beginning in year 2002, between Cliffs and [* * * *] at a percentage consistent with the percentage of pellets LTV purchased from Cliffs and [* * * *] when LTV was operating five blast furnaces, provided that this
Section 2(d) shall not be deemed to affect the agreement set forth in the first sentence of Section 4(b)(iii) below, which shall continue to be applicable in the event of the permanent shutdown of one or more blast furnaces.

SECTION 3 - QUALITY.
--------------------

         (a). Cliffs Pellets when loaded for shipment will be consistent with the typical and guaranteed limits analysis characteristics set forth in Exhibit
1. The typical analysis and standard deviations in the specifications set forth in Exhibit 1 shall be determined by using the vessel-by-vessel analysis for all vessels shipped during 1999 of Empire Pellets from the Port of Escanaba, Northshore Pellets from the Port of Silver Bay, and



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AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

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Hibbing Pellets not screened prior to vessel loading at the Port of Allouez. The
LTV/Cliffs Joint Continuous Improvement Team shall review the vessel-by-vessel analysis for 1999 shipments in order to verify the specifications set forth in
Exhibit 1. Twice each year the vessel specification and calculated statistical performance shall be reviewed by the LTV/Cliffs Joint Continuous Improvement Team, and Cliffs and LTV may, by mutual agreement, update the pellet specifications set forth in Exhibit 1. LTV shall be entitled, at its expense, to have the vessel analysis data that is used to determine the specifications set forth in Exhibit 1 audited by Cliffs' independent auditors or by independent auditors mutually acceptable to Cliffs and LTV.

         (b). In the event the monthly average vessel analysis exceeds one standard deviation as set forth in Exhibit 1, Cliffs will take such actions as shall be necessary to achieve specification conformity. If specification conformity cannot be achieved, LTV and Cliffs shall negotiate in good faith to determine what actions or remedies, if any, are appropriate.

         (c). If any two vessel shipments made during any calendar month have analysis that exceeds the guaranteed limits in the specifications set forth in
Exhibit 1, LTV may refuse any subsequent vessel shipments during that calendar month, and LTV shall not be required to accept any subsequent shipments until Cliffs has taken action to remedy the non-conformity so that future shipments will be within the analysis that meets the guaranteed limits in such specifications. If more than two vessel shipments made during any calendar month have analysis that exceeds such guaranteed limits, Cliffs and LTV shall negotiate an appropriate cost adjustment (if any) for the cargoes in



                                       5
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excess of the first cargo that exceeded the guaranteed limits, based upon the additional costs (if any) to LTV associated with the quality specifications in the additional vessel shipments made during that calendar month that exceeded such guaranteed limits.

SECTION 4 - NOTIFICATION AND NOMINATION.
----------------------------------------

         (a). With respect to the tonnage of Cliffs Pellets to be purchased by LTV for each of the years 2001 through 2009, as provided in Section 2, on or before November 1 of each of the years prior to the years above, LTV shall notify Cliffs in writing of LTV's preliminary tonnage of LTV's Annual Excess Pellet Tonnage Requirements which LTV shall purchase from Cliffs. Such notification shall include: (i) LTV's Annual Operating Plan for the following year detailed by months, as such Annual Operating Plan relates to LTV's planned monthly consumption of all pellets for such year; (ii) the tonnage of pellets which LTV expects to receive in the following year from LTV's Annual Equity Entitlements; (iii) the tonnage of pellets which LTV expects to receive in the following year from [* * * *] Annual Equity Entitlements; (iv) the tonnage of pellets which LTV expects to purchase in the following year from Cliffs; (v) LTV's expected total pellet inventory as of December 31 for the then current year; and (vi) LTV's planned total pellet inventory on December 31 for the following year.

         (b). With respect to the tonnage of Empire Pellets, Hibbing Pellets and Northshore Pellets which Cliffs will have available for sale to LTV, on or before December 31 of each year prior to the years above, Cliffs shall notify LTV in writing as to the tonnage of Empire Pellets, Hibbing Pellets and Northshore Pellets which Cliffs has available for sale to LTV, which tonnage shall equal (i) LTV's Annual Excess Pellet



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Tonnage Requirements for such year, less (ii) [* * * *] Annual Equity
Entitlements. As relates to LTV's Cleveland Works, Cliffs understands that it is the desire of LTV to maximize the tonnage of Hibbing Pellets delivered by Cliffs for LTV's Cleveland Works and to have as much as possible of the non-Hibbing Pellet tonnage delivered by Cliffs for LTV's Cleveland Works be Northshore Pellets.

                  (i). Cliffs shall be permitted to annually sell Empire Pellets to meet all of LTV's Annual Excess Pellet Tonnage Requirements which LTV requires specifically for LTV's Indiana Harbor Works less [* * * *] Annual Equity Entitlements.

                  (ii). Cliffs shall be permitted to annually sell up to [* * * *] tons of Empire Pellets to meet LTV's Annual Excess Pellet Tonnage Requirements which LTV requires specifically for LTV's Cleveland Works; however, in such case, Cliffs will use its reasonable best efforts to minimize the tonnage of Empire Pellets for LTV's Cleveland Works.

                  (iii). Beginning in the year 2002, Cliffs will sell LTV
         [* * * *] equity share of annual production of Hibbing Pellets from the Hibbing Mine, estimated at [* * * *] tons annually. Cliffs will use commercially reasonable efforts to sell additional Hibbing Pellets to LTV so that the Hibbing Pellets supplied to LTV total [* * * *] tons annually, but any such additional tons will be supplied by Cliffs to LTV only on the condition that the costs to Cliffs in acquiring the additional tons in any year does not exceed [* * * *] of Cliffs' estimated sales price per iron unit (as calculated under Section 5) for Hibbing Pellets sold to LTV during the applicable


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         year under this Agreement.

         (c). With respect to LTV's Annual Excess Pellet Tonnage Requirements as provided for in Section 4(a) above, LTV shall notify Cliffs by the 10th day of each month for the year in determination: (i) LTV's actual consumption of all pellets for the previous month, and (ii) LTV's planned monthly consumption of all pellets for the balance of the year. In the first month's notice of each such year, as provided for under this Section (c), LTV shall also advise Cliffs of LTV's actual total pellet inventory as of December 31 for the previous year.

         (d). If during the course of the year, LTV's Annual Excess Pellet Tonnage Requirements decrease from LTV's preliminary nomination provided pursuant to Section 4(a) above, then the tonnage of Cliffs Pellets which LTV shall purchase from Cliffs shall be reduced by an amount equal to the shortfall of the actual pellet consumption versus the nominated pellet consumption, with LTV using its reasonable best efforts to maintain relative pellet purchase percentages as between Cliffs and [* * * *]. In addition, LTV's Annual Excess Pellet Tonnage Requirements shall not be modified so as to change LTV's planned total pellet inventory at the end of the then current year unless such modification is mutually agreed to by Cliffs.

         (e). If, during the course of the year, LTV's Annual Excess Pellet Tonnage Requirements increase from LTV's preliminary nomination provided pursuant to Section 4(a) above, then LTV shall notify Cliffs in writing of any such increase in LTV's Annual Excess Pellet Tonnage Requirements. Cliffs shall use its reasonable best efforts to supply such increased tonnage and shall advise LTV in writing within fifteen (15) days of


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AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.
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receipt of LTV's notice as to Cliffs' ability to supply all or any portion of such increased tonnage, which Cliffs shall sell and LTV shall purchase as provided for in Cliffs' notice at the prices provided for in this Agreement. In the event Cliffs cannot supply any portion of such increased tonnage, LTV and Cliffs shall work together and use their joint reasonable best efforts to attempt to procure such additional tonnage for LTV at the lowest cost practicable.

SECTION 5 - PRICE AND ADJUSTMENTS.
----------------------------------

         (a)(i). The price for the Hibbing Pellets sold and purchased in each of the years 2000 and thereafter under Section 2 at the Port of Allouez, Wisconsin, shall be based on the 1999 base price of [* * * *] iron unit, based on actual natural iron content, f.o.b. vessel, Port of Allouez, Wisconsin ("1999 adjusted Hibbing price per iron unit") (the 1999 adjusted Hibbing price [* * * *] based on natural iron content of 64.50%), which 1999 adjusted Hibbing price per iron unit shall then be adjusted, up or down, in the year 2000 and each year thereafter by an amount as determined in accordance with Section [* * * *] below.

         (ii). The price of the Northshore pellets sold and purchased in each of the years 2000 and thereafter under Section 2 at the Port of Silver Bay, Minnesota, shall be based on the 1999 base price of [* * * *] iron unit, based on actual natural iron content, f.o.b. vessel, Port of Silver Bay, Minnesota ("1999 adjusted Northshore price per iron unit") (the 1999 adjusted Northshore price [* * * *] based on natural iron content of 63.73%), which 1999 adjusted Northshore price per iron unit shall then be adjusted, up or down, in the year 2000 and each year thereafter by an amount as determined in


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accordance with Section [* * * *] below.

         (b). In order to determine the adjusted price to be paid each year for the [* * * *] Pellets and [* * * *] Pellets, as provided for under Sections
[* * * *] and [* * * *]:


                  (1)      [* * * *]

                           (A)      [* * * *]

                                    (x)     [* * * *]
                                     -

                                    (y)     [* * * *]
                                     -

         [* * * *]
         =========

                           (B)      [* * * *]

[* * * *]
=========

                           (C).     [* * * *]

                                    (x)     [* * * *]
                                     -

                                    (y)     [* * * *]
                                     -

         [* * * *]
         =========

                           (D).     [* * * *]

                                    (x)     [* * * *]
                                     -

                                    (y)     [* * * *]
                                     -

                  (2)      [* * * *]

                  (3)      [* * * *]

         (c). The price for the [* * * *] Pellets sold and purchased in each of the years 2000 and thereafter under Section [* * * *]:

                  (1)      [* * * *]


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                  (2)      [* * * *]


                           (i)      [* * * *]

                                    1)      [* * * *]

                                    2)      [* * * *]

                           (ii)    [* * * *]

                                    3)      [* * * *]

                                    4)      [* * * *]

                  (3)      [* * * *]

                  (4)      [* * * *]

                  (5)      [* * * *]

                  (6)      [* * * *]

         (d).     [* * * *]

         (e)(i). The price for all tons sold by Cliffs to LTV shall be based on actual natural iron content.

                  (ii). All prices are stated in U.S. dollar values.

         (f). Attached as Exhibit 3 is an example of the adjustment formula applying the provisions of Sections 5(a) and (b); attached as Exhibit 4 is an example of the adjustment formula applying the provisions of Section 5(c), and attached as Exhibit 5 is an example of the adjustment formula applying the provisions of Section 5(d).

SECTION 6 - PAYMENTS AND ADJUSTMENTS.
-------------------------------------

         (a)(i). Cliffs shall send LTV invoices in year 2000 for the Cliffs Pellets purchased by LTV in year 2000. LTV shall pay Cliffs all amounts due for the Cliffs Pellets

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purchased in year 2000 [* * * *].

         (ii). For the years 2001 and thereafter, Cliffs shall send LTV a statement at the end of each month setting forth the actual tonnage of Empire Pellets delivered during such month at the Port of Escanaba or the Port of Marquette, for the actual tonnage of Hibbing Pellets delivered during such month at the Port of Allouez, and for the actual tonnage of Northshore Pellets delivered during such month at the Port of Silver Bay, as the case may be. For the years 2001 and thereafter, Cliffs shall estimate the total amount due from LTV for the contract year based upon LTV's preliminary nomination and adjustments under Section 4, the estimated quantity of each grade of Cliffs Pellets being purchased by LTV, and the estimated price under Section 5. This total amount shall be divided by [* * * *] and LTV shall make equal monthly payments [* * * *] on the 15th of each month beginning with [* * * *] of the then current year through [* * * *] of the following year. The [* * * *] payment will be further adjusted to reflect the actual pellet tonnage purchased by LTV for the preceding contract year.

         (b). On or before [* * * *] in the year following commencement of deliveries hereunder, or on such later date as may be fixed by mutual agreement of Cliffs and LTV, Cliffs will furnish LTV in writing the [* * * *] cost adjustments under Sections 5(b)(1)(A) and 5(b)(1)(B) respectively, and LTV will furnish Cliffs in writing the actual [* * * *] under Section 5(c)(5), and Cliffs shall prepare an invoice reflecting the final adjustments, including any adjustment for the actual natural iron content of the Cliffs Pellets sold to LTV, for the preceding year, if any, on the deliveries to LTV for the preceding year, and any overpayment by LTV or balances due from LTV in connection


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with such year's deliveries shall be promptly adjusted by cash payment [* * * *]
within 30 days of the invoice date.

         (c). In the event LTV shall fail to make payment when due of all amounts, Cliffs, in addition to all other remedies available to Cliffs in law or in equity, shall have the right, but not the obligation, to withhold further performance by Cliffs under this Agreement until all claims Cliffs may have against LTV under this Agreement are fully satisfied.

         (d). All payments shall be made in U.S. dollars.

SECTION 7 - SAMPLING AND ANALYSIS.
----------------------------------

         (a). All pellet sampling procedures and analytical tests conducted on Cliffs Pellets sold to LTV to demonstrate compliance with typical specifications and guaranteed limits shall be performed on each pellet vessel shipment. Test methods to be used shall be the appropriate ASTM or ISO standard methods published at the time of testing or the customary procedures and practices previously furnished by Cliffs to LTV, or any other procedures and practices that may be mutually agreed to by Cliffs and LTV. LTV may, at any time and from time to time through one or more authorized



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representatives, be present during production, loading, or to observe sampling and analysis of pellets being processed for shipment to LTV.

         (b) The LTV/Cliffs Joint Continuous Improvement Team shall establish and maintain a process control program to statistically track and monitor pellet production and shipments. LTV reserves the right to conduct quality audits with the producers at the producers' plants on an annual basis or more frequently in connection with a nonconforming quality situation.

         (c) Cliffs shall use reasonable best efforts to report shipment analysis prior to vessel arrival at LTV's various lower lake docks via personal computer entries on LTV's computer host network. It is understood that this may not be practical for shipments from the Port of Escanaba to the Indiana Harbor Works. In the event data entry problems occur, Cliffs shall promptly fax or phone the vessel shipment data.

SECTION 8 - DELIVERY.
---------------------

         (a). Cliffs, through Iron, shall deliver to LTV the annual tonnage of Empire Pellets, f.o.b. vessel at the Port of Escanaba, Michigan, or the Port of Marquette, Michigan, and title and all risk of loss, damage or destruction shall pass to LTV at the time of discharge of the Empire Pellets from the loading devices at the respective Port into the vessel.

         (b). Cliffs, through Mining, shall deliver to LTV the annual tonnage of Hibbing Pellets, f.o.b. vessel at the Port of Allouez, Wisconsin, and title and all risk of loss, damage or destruction shall pass to LTV at the time of discharge of the Hibbing Pellets from the loading devices at the Port into the vessel.



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



         (c). Cliffs, through Northshore, shall deliver to LTV the annual tonnage of Northshore Pellets, f.o.b. vessel at the Port of Silver Bay, Minnesota, and title and all risk of loss, damage or destruction shall pass to LTV at the time of discharge of the Northshore Pellets from the loading devices at the Port into the vessel.

SECTION 9 - SHIPMENTS.
----------------------

         Shipments of Cliffs Pellets will be in approximately equal amounts over the nine-month period of April through December each year during the term of this Agreement, unless otherwise mutually agreed.

SECTION 10 - WEIGHTS.
---------------------

         (a) Except as set forth in Section 10(b) below, vessel bill of lading weight determined by certified railroad scale weights or certified belt scale weights in accordance with the procedures in effect from time to time at each of the loading ports shall be accepted by the parties as finally determining the amount of Cliffs Pellets delivered to LTV pursuant to this Agreement.

         (b) LTV shall have the right to draft survey vessels at the loading port at its expense. If the vessel bill of lading weight is more than [* * * *] higher or more than [* * * *] lower than the draft survey weight, then the draft survey weight shall be the weight used in calculating the value of the cargo.



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SECTION 11 - EMPLOYMENT OF VESSELS.
-----------------------------------

         LTV assumes the obligation for arranging and providing appropriate vessels for the transportation of the Cliffs Pellets delivered by Cliffs to LTV hereunder. LTV shall arrange and provide for ore carrier or bulk carrier type vessels suitable in all respects to enter, berth at and leave the loading ports and suitable for the loading and mooring facilities at the loading ports. Cliffs shall arrange for suitable pellet loading facilities at the loading ports.

SECTION 12 - JOINT CONTINUOUS IMPROVEMENT TEAM.
-----------------------------------------------

         LTV and Cliffs shall form a Joint Continuous Improvement Team to address technical, quality, communication, transportation, and other cost savings opportunities that pertain to Cliffs' sale and LTV's purchase of Cliffs Pellets.

SECTION 13 - WARRANTIES.
------------------------

         THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, WHICH EXTEND BEYOND THE PROVISIONS OF THIS AGREEMENT, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR INTENDED PURPOSE. All notices of substantial variance in specifications of the Cliffs Pellets from the quality described herein shall be given in writing delivered to Cliffs within sixty (60) calendar days after completion of discharge at the port of discharge, or any claim arising from any such substantial variance shall be deemed waived by LTV. Each party shall afford the other party prompt and reasonable opportunity to inspect the Cliffs Pellets as to which any notice is given as above stated. The Cliffs Pellets shall not be returned to Cliffs without prior written consent of Cliffs. In no event shall Cliffs be liable for LTV's cost of processing, lost profits, injury to good will or any other special or consequential damages.



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SECTION 14 - FORCE MAJEURE.
---------------------------

         No party hereto shall be liable for damages resulting from failure to produce, deliver or accept and pay for all or any of the Cliffs Pellets as described herein, if and to the extent that such production, delivery or acceptance would be contrary to or would constitute a violation of any regulation, order or requirement of a recognized governmental body or agency, or if such failure is caused by or results directly or indirectly from acts of God, war, insurrections, interference by foreign powers, strikes, labor disputes, fires, floods, embargoes, accidents, or uncontrollable delays at the mines or either steel plant, on the railroads, docks or in transit, shortage of transportation facilities, disasters of navigation, or other causes, similar or dissimilar, that are beyond the control of the party charged with a failure to deliver or to accept and pay for the Cliffs Pellets. A party claiming a force majeure shall give the other party prompt notice of the force majeure, including the particulars thereof and, insofar as known, the probable extent and duration of the force majeure. To the extent a force majeure is claimed hereunder by a party hereto, such shall relieve the other party from fulfilling its corresponding agreement hereunder to the party claiming such force majeure, but only for the period affected by and to the extent of the claimed force majeure, unless otherwise mutually agreed to by the parties. The party that is subject to a force majeure shall use commercially reasonable efforts to cure or remove the force majeure event as promptly as possible to resume performance of its obligations under this Agreement.

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SECTION 15 - NOTICES.
---------------------

         All notices, consents, reports and other documents authorized and required to be given pursuant to this Agreement shall be given in writing and either personally served on an officer of the parties hereto to whom it is given or mailed by registered or certified mail, postage prepaid, or sent by telex, telegram or facsimile addressed as follows:

                  If to Cliffs:
                           1100 Superior Avenue - 18th Floor
                           Cleveland, Ohio 44114-2589
                           Attention: Secretary
                           cc: Vice President-Sales

                  If to LTV:
                           200 Public Square
                           Cleveland, Ohio  44114
                           Attention: General Counsel
                           cc: General Manager - Procurement

provided, however, that any party may change the address to which notices or other communications to it shall be sent by giving to the other party written notice of such change, in which case notices and other communications to the party giving the notice of the change of address shall not be deemed to have been sufficiently given or delivered unless addressed to it at the new address as stated in said notice.

SECTION 16 - TERM.
------------------

         (a). The term of this Agreement shall commence as of May 15, 2000 and continue through December 31, 2009 (except as may be provided for in Subsection
(b) below). Unless either party has given written notice of termination to the other party by December 31, 2007, this Agreement shall continue on an annual basis after December 31, 2009, subject to subsequent termination by either party upon not less than two years' prior written notification to the other party, in which case the Agreement shall terminate at the end of the second succeeding year.

         (b). In the event that the [* * * *], as determined by Section 5(d), is applicable causing a price increase from the average adjusted [* * * *] price per ton for two consecutive years after the year [* * * *] or causing a price decrease from the average adjusted [* * * *] price per ton for two consecutive years after the year [* * * *], either party may give written notification to the other party that such notifying party desires to renegotiate the adjustment factors and pricing provisions of Section 5. In the event either party gives notice under the first sentence of (b), both parties agree to negotiate in good faith new price provisions.

                  (1) If a notice is given, as provided for in the first sentence of (b) above, and an agreement is reached on new pricing arrangements prior to the [* * * *] in which written notification was given, this Agreement shall continue through the term as defined in
         Section 16(a), in accordance with the new agreed upon pricing arrangements.

                  (2) If a notice is given, as provided for in the first sentence of (b) above, and no agreement is reached on new pricing arrangements within [* * * *] after the written notification was given, this Agreement shall terminate at the end of the [* * * *] in which the [* * * *] negotiation period ends. (i.e., [* * * *]).

         (c) This Agreement shall remain valid and fully enforceable for the fulfillment of obligations incurred prior to termination.

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

SECTION 17 - AMENDMENT.
-----------------------

         This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.


SECTION 18 - MERGER, TRANSFER AND ASSIGNMENT.
---------------------------------------------

         (a) LTV shall not merge, consolidate or reorganize with any person, partnership, corporation or other entity unless the surviving or resulting person, partnership, corporation or other entity assumes in writing all of LTV's obligations under this Agreement. Any obligations required to be assumed by a surviving or resulting person, partnership, corporation or entity in accordance with this Section 18(a) shall be limited to the LTV obligations under this Agreement, and this Section 18(a) is not intended (i) to impose and shall not be deemed to impose upon any such surviving or resulting person, partnership, corporation or entity, including LTV, any obligation with respect to any pellet requirements it may have for any facility or facilities it owns or operates other than the Indiana Harbor Works and the Cleveland Works, nor (ii) to allow the surviving or resulting person, partnership, corporation or other entity to substitute any other pellet tonnage available from any other pellet purchase or pellet equity commitment of such surviving or resulting person, partnership, corporation or other entity in order to satisfy the assumed obligations under this Agreement.

         (b) LTV shall not sell or transfer all or any of the blast furnace operations at (i) the Indiana Harbor Works, (ii) the Cleveland Works, or (iii) both the Indiana Harbor Works and the Cleveland Works to any other person, partnership, corporation, joint venture or other entity ("Transferee") unless the Transferee assumes in writing all of LTV's obligations under this Agreement, as such obligations relate to the Indiana Harbor

Works and/or the Cleveland Works being sold or transferred. Any obligations required to be assumed by a Transferee in accordance with this Section 18(b) shall be limited to the LTV obligations under this Agreement relating to the particular facility or facilities sold or transferred, provided that LTV may, in its discretion, agree to provide to a Transferee some or all of LTV's Annual Equity Entitlements and [* * * *] Annual Equity Entitlements, which, if provided, shall reduce the pellet tonnage requirements of the Transferee under this Agreement in the manner set forth in this Agreement. This Section 18(b) is not intended (i) to impose and shall not be deemed to impose upon any such Transferee any obligation with respect to any pellet requirements such Transferee may have for any facility or facilities such Transferee owns or operates other than the Indiana Harbor Works and/or the Cleveland Works, nor
(ii) to allow such Transferee to substitute any other pellet tonnage available from any other pellet purchase or pellet equity commitment of such Transferee in order to satisfy the assumed obligations under this Agreement.

         (c) LTV shall not assign its rights or delegate its obligations under this Agreement except as provided in Section 18(a) or 18(b).

         (d) Cliffs shall not merge, consolidate or reorganize with any person, partnership, corporation or other entity unless the surviving or resulting person, partnership, corporation or other entity assumes in writing all of Cliffs' obligations under this Agreement. Cliffs shall not sell or transfer all or substantially all of its iron ore business to any other person, partnership, corporation, joint venture or other entity ("Cliffs Transferee") unless the Cliffs Transferee assumes in writing all of Cliffs' obligations under this Agreement.

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

         (e) Cliffs shall not assign its rights or delegate its obligations under this Agreement except as provided in Section 18(d).

         (f) All the covenants, stipulations and agreements herein contained shall inure to the benefit of and bind the parties hereto and their respective successors, transferees and permitted assigns, and any of the latter's subsequent successors, transferees and permitted assigns.

SECTION 19 - WAIVER.
--------------------

         No waiver of any of the terms of this Agreement shall be valid unless in writing. No waiver or any breach of any provision hereof or default under any provisions hereof shall be deemed a waiver of any subsequent breach or default of any kind whatsoever.

SECTION 20 - CONFIDENTIALITY.
-----------------------------

         (a) Cliffs and LTV acknowledge that this Agreement contains certain pricing, adjustment and term provisions which are confidential, proprietary or of a sensitive commercial nature and which would put Cliffs or LTV at a competitive disadvantage if disclosed to the public, specifically, Section 4(b)(iii), Section 5, Section 6 and Section 16(b) ("Confidential Information"). Cliffs and LTV agree that all provisions of this Agreement shall be kept confidential and, without the prior written consent of the other party, shall not be disclosed to any party not a party to this Agreement except as required by law or governmental or judicial order and except that disclosure of the existence of this Agreement shall not be precluded by this Section 20.

         (b) If either party is required by law or governmental or judicial order or receives legal process or court or agency directive requesting or requiring disclosure of any of the Confidential Information contained in this Agreement, such party will promptly notify the other party prior to disclosure to permit such party to seek a protective order or take other appropriate action to preserve the confidentiality of such Confidential Information. If either party determines to file this Agreement with the Securities and Exchange Commission ("Commission") or any other federal, state or local governmental or regulatory authority, or with any stock exchange or similar body, such determining party will use its reasonable best efforts to obtain confidential treatment of such Confidential Information pursuant to any applicable rule, regulation or procedure of the Commission and any applicable rule, regulation or procedure relating to confidential filings made with any such other authority or exchange. If the Commission (or any such other authority or exchange) denies such party's request for confidential treatment of such Confidential Information, such party will use its reasonable best efforts to obtain confidential treatment of the portions thereof that the other party designates. Each party will allow the other party to participate in seeking to obtain such confidential treatment for Confidential Information.

SECTION 21 - GOVERNING LAW.
---------------------------

         This Agreement shall in all respects, including matters of construction, validity and performance, be governed by and be construed in accordance with the laws of the State of Ohio.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of May 15, 2000.

THE CLEVELAND-CLIFFS IRON           LTV STEEL COMPANY, INC.
  COMPANY

 /s/ A. Stanley West                /s/ R.J. Hipple
----------------------------        --------------------------
Senior Vice President               President

CLIFFS MINING COMPANY

/s/ A. Stanley West
----------------------------
Senior Vice President

NORTHSHORE MINING COMPANY

/s/ D.J. Gallagher
----------------------------
Vice President

                                   APPENDIX I
                                   ----------

                                                                        PAGE
                                                                        ----

Agreement..................................................................1

Average [* * * *] price per iron unit......................................13

Cleveland Works............................................................2

Cliffs.....................................................................1

Cliffs Pellets.............................................................1

Cliffs Transferee..........................................................25

Commission.................................................................26

Confidential Information...................................................26

[* * * *]..................................................................12

[* * * *] Average [* * * *] Costs..........................................10

Empire Mine................................................................1

Empire Pellets.............................................................1

[* * * *] prices per iron unit.............................................13

[* * * *]..................................................................11

Hibbing Mine...............................................................1

Hibbing Pellets............................................................1

Indiana Harbor Works.......................................................2

Iron.......................................................................1

LPT........................................................................13

LTV........................................................................1

LTV's Annual Equity Entitlements...........................................2

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

LTV's Annual Excess Pellet Tonnage Requirements............................2

[* * * *]..................................................................12

Mining.....................................................................1

Northshore.................................................................1

Northshore Mine............................................................1

Northshore Pellets.........................................................1

pellets....................................................................3

[* * * *]..................................................................15

ton........................................................................3

Transferee.................................................................24

[* * * *]..................................................................2

[* * * *] Annual Equity Entitlements.......................................2

year.......................................................................3

1999 adjusted Hibbing price per iron unit..................................8

1999 adjusted Northshore price per iron unit...............................9

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

                                    EXHIBIT 1

                                    [* * * *]

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

                                    EXHIBIT 2

                                    [* * * *]

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

                                    EXHIBIT 3

                                    [* * * *]

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

                                    EXHIBIT 4

                                    [* * * *]

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

                                    EXHIBIT 5

                                    [* * * *]

CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.